File No. 70-5503


                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                ----------------------------------

                   POST-EFFECTIVE AMENDMENT NO. 18
                                 TO
                              FORM U-1
                ----------------------------------

                     APPLICATION OR DECLARATION

                              under the

             PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                * * *

                      APPALACHIAN POWER COMPANY
              40 Franklin Road, Roanoke, Virginia 24011
              -----------------------------------------
             (Name of company filing this statement and
              addresses of principal executive offices)

                                * * *

                AMERICAN ELECTRIC POWER COMPANY, INC.
               1 Riverside Plaza, Columbus, Ohio 43215
               ---------------------------------------
               (Name of top registered holding company
               parent of each applicant or declarant)

                                * * *

           A. A. Pena, Senior Vice President and Treasurer
             AMERICAN ELECTRIC POWER SERVICE CORPORATION
               1 Riverside Plaza, Columbus, Ohio 43215


                   Susan Tomasky, General Counsel
             AMERICAN ELECTRIC POWER SERVICE CORPORATION
               1 Riverside Plaza, Columbus, Ohio 43215
               ---------------------------------------
            (Names and addresses of agents for service)


      The undersigned Appalachian Power Company ("Appalachian"), a wholly-owned utility subsidiary of American Electric Power Company, Inc. ("AEP"), a holding company registered under the Public Utility Holding Company Act of 1935 ("1935 Act"), hereby amends as follows its Application or Declaration on Form U-1 in File No. 70-5503, as heretofore amended:

1.    By adding the following paragraphs to the end of Item 1 of said Form U-1:

      "It is proposed that the Authority will issue and sell an additional series of Bonds in the aggregate principal amount of up to $17,500,000 (the 'Series I Bonds'), the proceeds of which will be used to provide for the redemption on or prior to maturity of $17,500,000 principal amount of the Series G Bonds of the Authority. It is contemplated that the Series I Bonds will be issued pursuant to the Indenture as supplemented by an Eighth Supplemental Indenture of Trust between the Authority and the Trustee, the form of which is filed as Exhibit B-10 hereto ('Supplemental Indenture'). Pursuant to the Indenture and the Supplemental Indenture, the proceeds of the sale of the Series I Bonds will be deposited by the Authority with the Trustee and applied by the Trustee to the payment of the entire $17,500,000 principal amount of Series G Bonds.

      It is contemplated that the Series I Bonds will be sold pursuant to arrangements with a group of underwriters. While Appalachian will not be a party to the underwriting arrangements for the Series I Bonds, the Agreement provides that the Series I Bonds shall have such terms as shall be specified by Appalachian. If it is deemed advisable, the final form of the Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all the Series I Bonds issued could be retired annually. In addition, the Series I Bonds may not, if it is deemed advisable, be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series I Bonds may be provided some form of credit enhancement, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond.

      Appalachian understands that the Series I Bonds can be issued under circumstances that the interest on such Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Bond during a period in which it is held by a person who is a substantial user of the Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 1-1/2% to 2-1/2% or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.

      Appalachian will not agree, without further Order of this Commission, to the issuance of any Series I Bond if (i) the stated maturity of any such Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any Series I Bond shall exceed 8% per annum or the initial rate of interest to be borne by any fluctuating rate Series I Bond shall exceed 8%;
(iii) if the discount from the initial public offering price of any such Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Bond shall be less than 95% of the principal amount thereof.

      Since Appalachian believes that every effort should be made to minimize, to the extent possible, carrying costs of facilities employed by Appalachian in the rendition of utility services and the Authority will apply the funds derived from the issuance of Series I Bonds to the payment of up to $17,500,000 aggregate principal amount of Series G Bonds, Appalachian believes that the public interest will be served by the issuance of the Series I Bonds.

      Appalachian believes that the consummation of the transactions herein proposed will be in the best interests of Appalachian's consumers and investors and consistent with sound and prudent financial policy. Moreover, because the proceeds from the sale of the Series I Bonds will be deposited by the Authority with the Trustee and will be applied to the payment of up to $17,500,000 aggregate principal amount of Series H Bonds, none of the proceeds of the sale of the Series I Bonds will be received by Appalachian.

                             Compliance with Rule 54

      Rule 54 provides that in determining whether to approve certain transactions other than those involving an exempt wholesale generator ('EWG') or a foreign utility company ('FUCO'), as defined in the 1935 Act, the Commission will not consider the effect of the capitalization or earnings of any subsidiary which is an EWG or FUCO if Rule 53(a), (b) and (c) are satisfied. All applicable conditions of Rule 53(a) are currently satisfied except for clause (1). As of June 30, 2000, AEP, through its subsidiaries, had an aggregate investment in EWGs and FUCOs of $1,920,829,000. This investment represents approximately 54.2% of $3,544,649,000, the average of the consolidated retained earnings of AEP reported on Forms 10-Q and 10-K for the four consecutive quarters ended June 30, 2000. However, AEP was authorized to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs (HCAR No. 26864, April 27, 1998) (the '100% Order') in File No. 70-9021. Although AEP's aggregate investment exceeds the 50% 'safe harbor' limitation contained in Rule 53, AEP's aggregate investment is below the 100% limitation authorized under the 100% Order.

      As of September 30, 1997, the most recent period for which financial statement information was evaluated in the 100% Order, AEP's consolidated capitalization consisted of 47.4% common and preferred equity and 52.6% debt. As of June 30, 2000, AEP's consolidated capitalization consisted of 36.2% common and preferred equity and 63.8% debt. The requested authorization will have no impact on AEP's consolidated capitalization ratios on a pro forma basis. AEP believes this ratio remains within acceptable ranges and limits. Further, AEP's interests in EWGs and FUCOs have contributed positively to its consolidated earnings.

      AEP will continue to maintain in conformity with United States generally accepted accounting principles and make available the books and records required by Rule 53(a)(2). AEP does, and will continue to, comply with the requirement that no more than 2% of the employees of AEP's electric utility operating subsidiaries shall, at any one time, directly or indirectly, render services to an EWG or FUCO in which AEP directly or indirectly owns an interest, satisfying Rule 53(a)(3). And lastly, AEP will continue to submit a copy of Item 9 and Exhibits G and H of AEP's Form U5S to each of the public service commissions having jurisdiction over the retail rates of AEP's electric utility operating subsidiaries, satisfying Rule 53(a)(4). Rule 53(c) is inapplicable by its terms because the proposals contained herein do not involve the issue and sale of securities (including any guarantees) to finance an acquisition of an EWG or FUCO.

      Rule 53(b). (i) Neither AEP nor any subsidiary of AEP is the subject of any pending bankruptcy or similar proceeding; (ii) AEP's average consolidated retained earnings for the four most recent quarterly periods ($3,544,649,000) represented an increase of approximately $40,644,000 (or 1.2%) in the average consolidated retained earnings from the previous four quarterly periods ($1,693,698,000); and (iii) for the fiscal year ended December 31, 1999, AEP did not report operating losses attributable to AEP's direct or indirect investments in EWGs and FUCOs.

      As noted, AEP was authorized to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs. In connection with its consideration of AEP's application for the 100% Order, the Commission reviewed AEP's procedures for evaluating EWG or FUCO investments. Based on projected financial ratios and on procedures and conditions established to limit the risks to AEP involved with investments in EWGs and FUCOs, the Commission determined that permitting AEP to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs would not have a substantial adverse impact upon the financial integrity of the AEP, nor would it have an adverse impact on any of its electric utility operating subsidiaries or their customers, or on the ability of state commissions to protect the electric utility operating subsidiaries or their customers."

2. By supplying the following list of estimated expenses with respect to the transactions contemplated in Post-Effective Amendment No. 18:

      Printing Official Statement, etc.             $   20,000
      Independent Auditors' Fees                        18,000
      Charges of Trustee (including counsel fees)       15,000
      Legal Fees                                       110,000
      Underwriter Fees                                 250,000
      Rating Agency Fees                                40,000
      Insurance or Credit Enhancement Costs            300,000
      Miscellaneous Expenses                            30,000
                                                      --------
                TOTAL                               $  783,000
                                                    ==========

3.    By adding the following paragraph to the end of Item 4 of said Form U-1:

      "The proposed issuance of the Series I Bonds is the subject of an application to, and has been authorized by, the Virginia State Corporation Commission."

4.    By adding the following paragraph at the end of Item 5 of said Form U-1:

      "It is requested, pursuant to Rule 23(c) of the Rules and Regulations of the Commission, that the Commission's order granting and permitting to become effective this Application or Declaration be issued on or before November 1, 2000. Appalachian waives any recommended decision by a hearing officer or by any other responsible officer of the Commission and waives the 30-day waiting period between the issuance of the Commission's order and the date it is to become effective, since it is desired that the Commission's order, when issued, become effective forthwith. Appalachian consents to the Division of Investment Management assisting in the preparation of the Commission's decision and/or order in this matter, unless the Division opposes the matter covered by this Application or Declaration."

5.    By supplying the following exhibits:

      B-10 Form of Eighth Supplemental Indenture between the Authority and the Trustee

      D-12      Copy of Application to State Corporation Commission of Virginia

      D-13      Copy of Order of State Corporation Commission of Virginia

      H-2       Form of Notice

      It is believed that financial  statements of  Appalachian  and AEP and its
subsidiaries   are  not  necessary  or  relevant  to  the  disposition  of  this proceeding.

6.    By adding the following paragraph at the end of Item 7 of said Form U-1:

      "It is believed that the granting and permitting to become effective of this Application or Declaration will not constitute a major Federal action significantly affecting the quality of the human environment. No other Federal agency has prepared or is preparing an environmental impact statement with respect to the proposed transaction."

                                    SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 18 to be signed on its behalf by the undersigned thereunto duly authorized.

                               APPALACHIAN POWER COMPANY


                               By_/s/ A. A. Pena_______
                                 Vice President

Dated:  September 11, 2000




                                                                   Exhibit B-10



               EIGHTH SUPPLEMENTAL INDENTURE OF TRUST


                               Between


         INDUSTRIAL DEVELOPMENT AUTHORITY OF RUSSELL COUNTY


                                 And


                      FIRST UNION NATIONAL BANK
                (successor to Dominion Trust Company)
                               Trustee



                    Dated as of __________, ____



      THIS EIGHTH SUPPLEMENTAL INDENTURE OF TRUST (the "Eighth Supplemental Indenture"), made as of the ____ day of __________, ____, by and between the INDUSTRIAL DEVELOPMENT AUTHORITY OF RUSSELL COUNTY, a political subdivision of the Commonwealth of Virginia (the "Authority"), and FIRST UNION NATIONAL BANK (successor to Dominion Trust Company), as Trustee (the "Trustee");

                        W I T N E S S E T H :

      WHEREAS, the Authority has issued $24,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series A (the "Series A Bonds"), pursuant to the Industrial Development and Revenue Bond Act, Chapter 49, Title 15.2, Code of Virginia of 1950, as amended (the "Act"), under the Indenture of Trust dated as of December 1, 1974 (the "Indenture"), between the Authority and The First National Exchange Bank of
Virginia, as Trustee (the "Original Trustee"), for the purpose of acquiring, constructing, installing, equipping and financing, in part, certain air pollution control facilities (the "Project") at the plants (the "Plants") of Appalachian Power Company, a Virginia public service corporation (the "Company"), in Russell and Giles Counties, Virginia, which facilities were sold to the Company pursuant to an Agreement of Sale dated as of December 1, 1974, as amended (the "Agreement") between the Authority and the Company; and

      WHEREAS, the Authority has issued $17,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series B (the "Series B Bonds"), as Additional Bonds pursuant to Section 2.10 of the Indenture and a First Supplemental Indenture of Trust dated as of December 1, 1975 between the Authority and the Original Trustee (the "First Supplemental Indenture") to provide additional funds to finance a portion of the estimated Cost of Construction of the Project, as defined in the Agreement, not theretofore paid by the application of the Series A Bonds' proceeds; and

      WHEREAS, the Authority has issued $11,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series C (the "Series C Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Second Supplemental Indenture of Trust dated as of November 1, 1979 between the Authority and the Original Trustee (the "Second Supplemental Indenture") to refund $10,500,000 aggregate principal amount of Series A Bonds which matured on December 1, 1979; and

      WHEREAS, the Authority has issued $6,240,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series D (the "Series D Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Third Supplemental Indenture of Trust dated as of November 1, 1980 between the Authority and the Original Trustee (the "Third Supplemental Indenture") to refund $6,000,000 aggregate principal amount of Series B Bonds which matured on December 1, 1980; and

      WHEREAS, the Authority has issued $6,500,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series E (the "Series E Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Fourth Supplemental Indenture of Trust dated as of February 1, 1981 between the Authority and the Original Trustee (the "Fourth Supplemental Indenture") to refund $6,240,000 aggregate principal amount of Series D Bonds which matured on April 1, 1981; and

      WHEREAS, the Original Trustee transferred its trust business and assets substantially as a whole to Dominion Trust Company (the "Subsequent Trustee"), and pursuant to the provisions of Section 9.05 of the Indenture, the Subsequent Trustee thereupon became successor trustee hereunder and became vested with all of the title to the trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was the Original Trustee; and

      WHEREAS, the Authority has issued $19,500,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series F (the "Series F Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Fifth Supplemental Indenture of Trust dated as of November 1, 1988 between the Authority and the Subsequent Trustee (the "Fifth Supplemental Indenture") to refund $13,500,000 aggregate principal amount of Series A Bonds and $6,000,000 aggregate principal amount of Series B Bonds at their redemption on December 1, 1988; and

      WHEREAS, the Authority has issued $17,500,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series G (the "Series G Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Sixth Supplemental Indenture of Trust dated as of October 15, 1990 between the Authority and the Subsequent Trustee (the "Sixth Supplemental Indenture") to refund $11,000,000 aggregate principal amount of Series C Bonds at their redemption on December 15, 1990 and $6,500,000 aggregate principal amount of Series E Bonds at their redemption on February 1, 1991; and

      WHEREAS, the Subsequent Trustee transferred its trust business and assets substantially as a whole to First Union National Bank, which merged with the Subsequent Trustee, and pursuant to the provisions of Section 9.05 of the Indenture, the Trustee thereupon became successor trustee hereunder and became vested with all of the title to the trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was the Subsequent Trustee; and

      WHEREAS, the Authority has issued $19,500,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series H (the "Series H Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Seventh Supplemental Indenture of Trust dated as of October 1, 1998 between the Authority and the Subsequent Trustee (the "Seventh Supplemental Indenture") to refund $19,500,000 aggregate principal amount of Series F Bonds at their maturity on November 1, 1998; and

      WHEREAS, the Authority has determined to issue $17,500,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series I (the "Series I Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture to refund $17,500,000 aggregate principal amount of Series G Bonds on or prior to their stated maturity; and

      WHEREAS, the issuance of the Series I Bonds has been approved by the Board of Supervisors of Russell County, Virginia and the Board of Supervisors of Giles County, Virginia, after public hearings, as required by Section 147(f) of the Internal Revenue Code of 1986, as amended; and

      WHEREAS, the Authority has determined that the Bonds issuable hereunder, and the certificate of authentication by the Trustee to be endorsed on all such Bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the Indenture or this Eighth Supplemental Indenture:

                           (FORM OF BOND)

NO.                                                     $17,500,000

                      UNITED STATES OF AMERICA
                      COMMONWEALTH OF VIRGINIA
                  INDUSTRIAL DEVELOPMENT AUTHORITY
                          OF RUSSELL COUNTY
                   Pollution Control Revenue Bond
                 (Appalachian Power Company Project)
                              SERIES I

MATURITY DATE:  ____________, ____                 CUSIP:__________

REGISTERED OWNER:

PRINCIPAL AMOUNT:  SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS


      The Industrial Development Authority of Russell County, a political subdivision of the Commonwealth of Virginia (the Authority), for value received, hereby promises to pay, solely from the source and as hereinafter provided, to the registered owner stated above, or registered assigns or legal representatives, upon presentation and surrender hereof at the principal office of First Union National Bank (successor to Dominion Trust Company), as Trustee, or its successor in trust (the Trustee), in Richmond, Virginia, or, at the option of the registered owner hereof, at the principal office of such paying agent as may be designated pursuant to the Indenture hereinafter referred to, the principal sum stated above on the maturity date stated above, subject to prior redemption as hereinafter provided, and to pay from such source to the registered owner hereof interest hereon by check or draft mailed to the registered owner at his address as it appears on the registration books kept by the Trustee, as Bond Registrar, such interest payable semiannually on each __________ and __________, beginning __________, ____ from the date of this
Bond, if this Bond is authenticated prior to __________, ____, or otherwise from the __________ or __________ that is, or immediately precedes, the date on which this Bond is authenticated, until payment of said principal sum at the rate of ____________________ per centum (____%) per annum. Both principal and interest are payable in lawful money of the United States of America.

      THIS BOND AND THE ISSUE OF WHICH IT IS A PART AND THE INTEREST THEREON ARE LIMITED OBLIGATIONS OF THE AUTHORITY PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED FROM THE AGREEMENT OF SALE HEREINAFTER REFERRED TO (EXCEPT TO THE EXTENT PAID FROM BOND PROCEEDS AND INCOME FROM TEMPORARY INVESTMENTS), WHICH REVENUES AND RECEIPTS (EXCEPT FOR PAYMENTS OF AUTHORITY EXPENSES UNDER SECTION
4.3 OF THE AGREEMENT OF SALE AND PAYMENTS FOR INDEMNIFICATION UNDER SECTIONS 4.5 AND 6.1 OF THE AGREEMENT OF SALE) HAVE BEEN PLEDGED AND ASSIGNED TO THE TRUSTEE TO SECURE PAYMENT THEREOF. THE BONDS AND THE INTEREST THEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF VIRGINIA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY AND RUSSELL COUNTY. NEITHER THE COMMONWEALTH OF VIRGINIA NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY AND RUSSELL COUNTY, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF THE BONDS, THE INTEREST THEREON OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES AND RECEIPTS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF VIRGINIA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF THE BONDS OR THE INTEREST THEREON OR OTHER COSTS INCIDENT THERETO. THE AUTHORITY HAS NO TAXING POWER.

      This Bond is one of an issue of $17,500,000 aggregate principal amount of Industrial Development Authority of Russell County Pollution Control Revenue Bonds (Appalachian Power Company Project), Series I (the Bonds), of like date and tenor, except as to number and principal amount, authorized and issued pursuant to the Industrial Development and Revenue Bond Act (Chapter 49, Title 15.2, Code of Virginia of 1950, as amended) for the purpose of refunding certain Pollution Control Revenue Bonds (Appalachian Power Company Project), Series G, which were previously issued by the Authority for the purpose of refunding other bonds previously issued by the Authority for the purpose of acquiring, constructing, installing, equipping and financing, in part, certain air pollution control facilities (the Project) at the plants of Appalachian Power Company, a Virginia public service corporation (the Company), in Russell and Giles Counties, Virginia (such plants being collectively referred to herein as the Plants) and selling the same to the Company pursuant to an Agreement of Sale dated as of December 1, 1974, as amended (the Agreement of Sale), between the Authority and the Company. The Bonds are issued under and, together with other series of bonds, are equally and ratably secured by an Indenture of Trust dated as of December 1, 1974, as supplemented and amended, and as further supplemented by a Eighth Supplemental Indenture of Trust dated as of __________, ____ (the Indenture of Trust as so supplemented and amended being referred to herein as the Indenture), between the Authority and the Trustee which assigns to the Trustee, as security for the Bonds, the Authority's rights under the Agreement of Sale (except for its rights to payment of Authority fees and expenses and indemnification of the Authority and the right to receive notices). Reference is hereby made to the Indenture, the Agreement of Sale and to all amendments and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Authority and the Trustee and the rights of the owners of the Bonds and the terms upon which the Bonds are issued and secured. Additional bonds and refunding bonds ranking equally with the Bonds and other bonds issued under the Indenture may be issued on the terms provided in the Indenture.

      The Bonds are subject to redemption by the Authority in whole, but not in part, at any time upon payment of 100% of the principal amount thereof, plus interest accrued to the redemption date, in the event of the exercise by the Company of its option to prepay the entire purchase price of the Project under circumstances involving (i) the imposition of unreasonable burdens or excessive liabilities on the Company or the Authority with respect to the Project or either of the Plants, or the operation of the Project or either of the Plants, including taxes not imposed on December 1, 1974 and economic, technological or other changes making the continued operation of the Plants uneconomical in the opinion of the Company's Board of Directors; (ii) damage to or destruction of the Project or a portion thereof or all or a portion of either or both of the Plants; (iii) condemnation of all or substantially all of the Project or all or a portion of either or both of the Plants; or (iv) the operation of either of the Plants being enjoined, all as provided in Section 8.1(b) through (e) of the Agreement of Sale.

      The Bonds are also subject to optional redemption (at the election of the Company without any further action of the Authority) prior to maturity on or after __________ __, at any time in whole or in part (if less than all of the Bonds are to be redeemed, the Bonds to be redeemed to be selected by lot) upon payment of the following redemption prices (expressed as a percentage of the principal amount of Bonds to be redeemed) plus accrued interest to the redemption date:

                                                         Redemption
Redemption Dates (Dates Inclusive)                         Price





      If less than all of the Bonds are called for redemption, each $5,000 principal amount of a Bond having a principal amount of more than $5,000 shall be counted as one Bond for the purpose of selecting by lot.

      If any of the Bonds or portions thereof are called for redemption, the Trustee shall cause a notice thereof to be sent by registered or certified mail to the registered owner of the Bonds not less than 30 nor more than 60 days prior to the redemption date. Provided funds for their redemption are on deposit at the place of payment on the redemption date, all Bonds or portions thereof so called for redemption shall cease to bear interest on the redemption date, shall no longer be secured by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture. If a portion of this Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

      The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before their stated maturities, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

      The Bonds are issuable as registered bonds without coupons in the denominations of $5,000 or any integral multiple thereof.

      The transfer of this Bond may be registered by the registered owner hereof in person or by his duly authorized attorney or legal representative at the principal office of the Trustee, but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer the Authority shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new Bond or Bonds, registered in the name of the transferee, of authorized denominations. The Bond Registrar shall, prior to due presentment for registration of transfer, treat the registered owner as the person exclusively entitled to payment of principal and interest and the exercise of all other rights and powers of the owner.

      All acts, conditions and things required to happen, exist or be performed precedent to and in the issuance of this Bond have happened, exist and have been performed.

      This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee shall have executed the Certificate of Authentication appearing hereon.

      IN WITNESS WHEREOF, the Industrial Development Authority of Russell County has caused this Bond to be signed by the manual or facsimile signature of its Chairman, the seal, which may be a facsimile seal, of the Authority to be printed hereon and attested by the manual or facsimile signature of its Secretary, and this Bond to be dated as of __________ __, ____.

                               INDUSTRIAL DEVELOPMENT AUTHORITY
                                OF RUSSELL COUNTY

                               By____________________________
                                           Chairman
(Seal)

Attest:

--------------------------
         Secretary


          (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

      This  Bond  is  one  of  the  Bonds  of  the  Series   described   in  the
within-mentioned Indenture.

                               FIRST UNION NATIONAL BANK,
                               as Trustee

                               By____________________________
                                    Authorized Officer

Date:

                             [FORM OF ASSIGNMENT]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________

(Please insert Social Security or taxpayer identification number of assignee)
-------------------------------------------------------------


(Please Print or Typewrite Name and Address of Assignee)
-------------------------------------------------------------
the within Bond, and all rights thereunder, and hereby does irrevocably constitute and appoint___________________________ Attorney to transfer the within Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
                     -------------------------------------------
                     NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                     NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock
                     Exchange or a commercial bank or trust
                     company; and



                             STATEMENT OF INSURANCE


      MBIA Insurance Corporation (the "Bond Insurer") has issued a policy containing the following provisions, such policy being on file at First Union National Bank, Richmond, Virginia.

      The Bond Insurer, in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Authority to First Union National Bank or its successor (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts". "Obligations" shall mean the Industrial Development Authority of Russell County Pollution Control Revenue Bonds (Appalachian Power Company Project), Series I.

      Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Bond Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Bond Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Bond Insurer, and appropriate instruments to effect the appointment of the Bond Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

      As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Authority, or any designee of the Authority for such purpose. The term owner shall not include the Authority or any party whose agreement with the Authority constitutes the underlying security for the Obligations.

      Any service of process on the Bond Insurer may be made to the Bond Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

      This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

      WHEREAS, all things necessary have been done and performed to make the Series I Bonds, when issued and authenticated by the Trustee, valid, binding and legal limited obligations of the Authority and to constitute this Eighth Supplemental Indenture a valid and binding agreement securing the payment of the principal of, premium, if any, and interest on all bonds issued and to be issued hereunder and under the Indenture (the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental   Indenture,   the  Fourth   Supplemental   Indenture,   the  Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and this Eighth Supplemental Indenture being referred to herein as the Indenture) and the execution and delivery of this Eighth Supplemental Indenture and the execution and issuance of the Series I Bonds have in all respects been authorized;

      NOW, THEREFORE, the Authority hereby agrees and covenants with the Trustee and with the respective holders and owners, from time to time of the Series F, Series G and Series I Bonds or coupons thereon, or any part thereof, as follows:


                                    ARTICLE I
                            Purpose of Series I Bonds

      Section 1.01. Purpose of Series I Bonds. The Series I Bonds of the Authority are authorized for the purpose of refunding $17,500,000 aggregate principal amount of Series G Bonds on or prior to their stated maturity.



                                   ARTICLE II
                               The Series I Bonds

      Section 2.01. Issuance of Series I Bonds. There are hereby authorized to be issued Pollution Control Revenue Bonds of the Authority in the aggregate principal amount of seventeen million five hundred thousand dollars ($17,500,000) as Refunding Bonds pursuant to Section 2.11 of the Indenture. Said Bonds shall be designated "Industrial Development Authority of Russell County Pollution Control Revenue Bonds (Appalachian Power Company Project), Series I", shall be dated as of the ____ day of __________, ____, shall bear interest payable __________ on the _____ day of __________ and __________ beginning
__________,  ____ in each year at the rate of ____________________ per annum and shall mature, subject to the right of prior redemption as hereinafter set forth, on __________, ____.

      Both principal of and interest on the Series I Bonds shall be payable in lawful money of the United States of America, but only from the revenues and receipts pledged to the payment thereof as provided herein and in the Indenture.

      Section 2.02. Form of Series I Bonds. The Series I Bonds shall be issued substantially in the form of the Series I Bond hereinabove set forth, with such appropriate variations, omissions and insertions as are permitted or required by the Indenture or this Eighth Supplemental Indenture.

      Initially, one certificate for the Series I Bonds will be issued and registered to the Securities Depository (as defined below), or its nominee. The Authority may enter into a Letter of Representations (as defined below) relating to a book-entry system to be maintained by the Securities Depository with respect to the Series I Bonds.

      In the event that (a) the Securities Depository determines not to continue to act as a securities depository for the Series I Bonds by giving notice to the Trustee and the Authority discharging its responsibilities hereunder, or (b) the Authority determines (at the direction of the Company) (i) that beneficial owners of Series I Bonds shall be able to obtain certificated Series I Bonds or
(ii) to select a new Securities Depository, then the Trustee shall, at the direction of the Authority (at the request of the Company), attempt to locate another qualified securities depository to serve as Securities Depository or authenticate and deliver certificated Series I Bonds to the beneficial owners or to the Securities Depository participants on behalf of beneficial owners substantially in the form provided for in this Section. In delivering certificated Series I Bonds, the Trustee shall be entitled to rely on the records of the Securities Depository as to the beneficial owners or the records of the Securities Depository participants acting on behalf of beneficial owners. Such certificated Series I Bonds will then be registrable, transferable and exchangeable as set forth in this Indenture.

      So long as there is a Securities Depository for the Series I Bonds (1) it or its nominee shall be the registered owner of the Series I Bonds; (2) notwithstanding anything to the contrary in this Indenture, determinations of persons entitled to payment of principal, premium, if any, and interest, transfers of ownership and exchanges and receipt of notices shall be the responsibility of the Securities Depository and shall be effected pursuant to rules and procedures established by such Securities Depository; (3) the Authority, the Company and the Trustee shall not be responsible or liable for maintaining, supervising or reviewing the records maintained by the Securities Depository, its participants or persons acting through such participants; (4) except to the extent the Bond Insurer is deemed to be the holder of the Series I Bonds, as provided in Article V, references in this Indenture to registered owners of the Series I Bonds shall mean such Securities Depository or its nominee and shall not mean the beneficial owners of the Series I Bonds; and (5) in the event of any inconsistency between the provisions of this Indenture and the provisions of the Letter of Representations such provisions of the Letter of Representations, except to the extent set forth in this paragraph and the next preceding paragraph, shall control.

      For purposes of this Section, the following terms shall have the following meanings:

      "Letter of Representations" means the Blanket Letter of Representations dated ____________, ____, from the Authority to the Securities Depository and (with the consent of the Company) any amendments thereto, or successor agreements between the Authority and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to the Series I Bonds.

      "Securities Depository" means The Depository Trust Company, a corporation organized and existing under the laws of the State of New York, and any other securities depository for the Series I Bonds appointed pursuant to this Section, and their successors.

      Section 2.03. Execution, Authentication and Delivery of Series I Bonds. The Series I Bonds shall be executed, authenticated and delivered, and the proceeds therefrom deposited, as provided in Section 2.11 of the Indenture, as amended by Section 5.01 of the Second Supplemental Indenture, and Section 3.2(c) of the Agreement. A copy of the Bond Insurance Policy, as defined in Article V, shall be delivered to the Trustee.


                                   ARTICLE III
                 Redemption of Series I Bonds Before Maturity

      Section 3.01. Redemption. The Series I Bonds are subject to redemption in whole, but not in part, at any time upon payment of 100% of the principal amount thereof, plus interest accrued to the redemption date by the Authority in the event that the Company shall exercise its option to prepay, and shall prepay, the purchase price of the Project under circumstances involving (i) the imposition of unreasonable burdens or excessive liabilities on the Company or the Authority with respect to the Project or either of the Plants, or the operation of the Project or either of the Plants, including taxes not imposed on December 1, 1974 and economic, technological or other changes making the continued operation of the Plants uneconomical in the opinion of the Company's Board of Directors; (ii) damage to or destruction of the Project or a portion thereof or all or a portion of either or both of the Plants; (iii) condemnation of all or substantially all of the Project or all or a portion of either or both of the Plants; or (iv) the operation of either of the Plants being enjoined, all as provided in Section 8.1(b) through (e) of the Agreement.

      The Series I Bonds are also subject to optional redemption (at the election of the Company without any further action of the Authority) prior to maturity on or after __________, ____ at any time in whole or in part (if less than all of the Series I Bonds are to be redeemed, the Series I Bonds to be redeemed to be selected by lot by the Trustee) upon payment of the following redemption prices (expressed as a percentage of principal amount of Series I Bonds to be redeemed) plus accrued interest to the redemption date:

                                                         Redemption
Redemption Dates (Dates Inclusive)                         Price





      If less than all of the Series I Bonds shall be called for redemption, each $5,000 principal amount of a Series I Bond having a principal amount of more than $5,000 shall be counted as one Bond for the purpose of selecting by lot. If a portion of a Series I Bond having a principal amount of more than $5,000 shall be called for redemption, a new Series I Bond in principal amount equal to the unredeemed portion thereof shall be issued to the registered owner upon the surrender thereof.

      Section 3.02. Other Provisions Pertaining to Redemption. Reference is hereby made to Article III of the Indenture for the provisions describing the methods and effects of redemption.


                                   ARTICLE IV
                             Covenants and Security

      Section 4.01. Authority; Compliance with Conditions. The Authority covenants that it is duly authorized under the laws of the Commonwealth of Virginia, including particularly and without limitation the Act, to issue the Series I Bonds authorized hereby and to execute and deliver this Eighth Supplemental Indenture, to assign and pledge the Agreement and the revenues and receipts payable under the Agreement, to grant a security interest therein and to pledge the revenues and receipts hereby pledged and in the manner and to the extent contemplated herein and in the Indenture; that all of the requirements and conditions for the issuance of the Series I Bonds and the execution and delivery of this Eighth Supplemental Indenture have been satisfied and complied with; that all other action on its part necessary for the issuance of the Series I Bonds and the execution and delivery of this Eighth Supplemental Indenture has been duly and effectively taken; and that the Series I Bonds in the hands of the owners thereof are and will be valid and enforceable limited obligations of the Authority according to the terms thereof and hereof.

      Section 4.02. Security for Series I Bonds; Confirmation of Indenture. The Series I Bonds shall be equally and ratably secured under the Indenture with all outstanding Bonds, and any other series of Bonds which may be issued pursuant to
Section 2.10 or 2.11 of the Indenture, without preference, priority or distinction of any Bonds, as defined therein, over any other Bonds. As supplemented and amended, the Indenture is in all respects ratified and confirmed, and the Indenture, including each supplemental indenture, shall be read, taken and construed as one and the same instrument. All covenants, agreements and provisions of, and all security provided under, the Indenture shall apply with full force and effect to the Series I Bonds and to the owners thereof.

      Section 4.03. Tax Option. The Authority, in the resolution authorizing the issuance of the Series I Bonds and the execution and delivery of this Eighth Supplemental Indenture, has exercised the option provided by Section 1.103-8(g)(4) of the proposed Income Tax Regulations contained in the Notice of Proposed Rule Making published on August 20, 1975 to have the provisions of
Section 1.103-8 of the Income Tax Regulations prescribed by T.D. 7199, as corrected August 11, 1972, and not the provisions of such proposed Income Tax Regulations, applied to the Series I Bonds. The Authority covenants and agrees to take such further action as may from time to time be required in order to implement the exercise of such option, including, but not limited to, the execution of any letter or Internal Revenue Service form necessary or desirable to signify the exercise or re-exercise of such option.


                                    ARTICLE V
                         Special Insurance Requirements

      Section 5.01. Notice of Certain Redemptions. The Trustee shall notify the Bond Insurer in the manner set forth in Article III of the Indenture and in the form of the Series I Bonds of any redemption of Series I Bonds pursuant to such provisions.

      Section 5.02. Notice of Default; Notices of Claims Under Bond Insurance Policy.

           (a) The Trustee shall give the Bond Insurer Immediate Notice of any Event of Default with respect to the Series I Bonds set forth in Section 8.01(a) or (b) of the Indenture. The Trustee shall also give the Bond Insurer Immediate Notice if the Trustee has been notified by the Company by the second Business Day prior to any payment date set forth in Section 8.01(a) or (b) of the Indenture that the Company does not intend to make such payment. The Trustee shall give the Bond Insurer notice of any other Event of Default within 30 days after any Responsible Officer has knowledge of an Event of Default under Section 8.01(c), (d) or (e) of the Indenture.

           (b) The Trustee shall, at the time it provides notice to the Bond Insurer under either of the first two sentences of subsection (a), notify registered owners of Series I Bonds entitled to receive the payment of principal or interest thereon from the Bond Insurer (i) as to the fact of such entitlement; (ii) that the Bond Insurer will remit to them all or a part of the interest payments next coming due upon proof of entitlement of holders of Series I Bonds to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment; (iii) that should they be entitled to receive full payment of principal from the Bond Insurer, they must surrender their Series I Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series I Bonds to be registered in the name of the Bond Insurer) for payment to the Insurance Trustee, and not the Trustee; and (iv) that should they be entitled to receive partial payment of principal from the Bond Insurer, they must surrender their Series I Bonds for payment thereon first to the Trustee, who shall note on such Series I Bonds the portion of the principal paid by the Trustee and then, along with the appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

           (c) In the event that a Responsible Officer of the Trustee has notice that any payment of principal of or interest on a Series I Bond which has become due for payment and which is made to a holder of a Series I Bond by or on behalf of the Authority has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Bond Insurer is notified that the Trustee does not have sufficient funds to pay principal of or interest on the Series I Bonds on an interest payment date, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Series I Bonds which have been made by the Trustee and subsequently recovered from registered owners and the dates on which such payments were made.

      Section 5.03. Deemed Holder For Default and Remedies.  For all purposes of
Article VIII of the Indenture, the Bond Insurer shall be deemed to be the sole holder of the Series I Bonds. The Trustee shall continue to provide notice to all holders of bonds as provided in Section 9.03 and 9.06 of the Indenture.

      Section 5.04. Supplemental Indentures and Amendments to Agreement. For all purposes of Article X (except for the provisions of clauses (i), (ii) and (iii) of Section 10.02) and XI of the Indenture, the Bond Insurer shall be deemed to be the holder of Series I Bonds. In the case of any Supplemental Indenture or any amendment to the Agreement requiring the consent of holders of Series I Bonds, at least 15 Business Days prior to executing such proposed Supplemental Indenture or any amendment to the Agreement, the Trustee shall give notice of such execution together with a copy of such Supplemental Indenture or any amendment to the Agreement to any Rating Agency then maintaining a credit rating with respect to the Series I Bonds. The Trustee shall give notice to the Bond Insurer of any Supplemental Indenture or amendment to the Agreement not requiring the consent of bondholders.

      Section 5.05. Successor Trustees. The Trustee shall give written notice of its resignation, in accordance with Section 9.06 of the Indenture, to the Bond Insurer at the same time such notice is given to the Authority. The Authority shall give notice to the Bond Insurer of its removal of the Trustee and of its appointment of a successor Trustee in the event of a resignation or removal of the Trustee, all in accordance with Section 9.08 of the Indenture. The Bond Insurer shall be treated as the sole holder of Series I Bonds for purposes of approving any successor Trustee.

      Section 5.06. Bond Insurer as Party in Interest. The Bond Insurer shall be included as a party in interest with respect to the Series I Bonds and as a party entitled to (a) notify the Trustee of the occurrence of an Event of Default, and (b) request the Trustee to intervene in judicial proceedings that affect the Series I Bonds or the security therefor. The Trustee shall be required to accept notice of an Event of Default from the Bond Insurer as the sole holder of the Series I Bonds.

      Section 5.07. Access to the Register. Upon the occurrence of an Event of Default which would require the Bond Insurer to make payments of principal of or interest on the Series I Bonds in accordance with the Bond Insurance Policy, the Trustee, as Bond Registrar, shall provide access to the books kept for the registration of transfer of Series I Bonds to the Bond Insurer, the Insurance Trustee or other designee of the Bond Insurer.

      Section 5.08. Notices to Bond Insurer. All notices, consents or other communications required or permitted to be given to the Bond Insurer under the Indenture shall be deemed sufficiently given if given in writing, mailed by registered or certified mail, postage prepaid and addressed as follows: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
General Counsel. The Bond Insurer may from time to time give notice in writing to all parties to the Eighth Supplemental Indenture designating a different address or addresses for notice hereunder.

      Section 5.09. Termination of Special Insurance Requirements. The provisions of this Article shall apply only so long as the Bond Insurance Policy shall be in full force and effect and the Bond Insurer is not in default thereunder or obligations remain to the Bond Insurer hereunder.

      Section 5.10. No Effect on Parity Status under Indenture. Nothing in this Article regarding providing notices or recognition of the Bond Insurer as the holder of the Series I Bonds shall alter the provisions of Section 4.02 (as required by the Indenture), that the Series I Bonds shall be equally and ratably secured under the Indenture with all outstanding bonds, and any other series of bonds which may be issued pursuant to Section 2.10 or 2.11 of the Indenture, without preference, priority or distinction of any bonds, as defined therein, over any other bonds.

      Section 5.11. Deposits under Section 7.01 of the Indenture. In addition to the other requirements of Section 7.01 of the Indenture, moneys and non-callable Government Obligations are the only deposits which may be made with the Trustee under such Section in order that the Series I Bonds shall be no longer secured by or entitled to the benefits of the Indenture.

      Section 5.12. Confirmation of Application of Term "outstanding" to Series I Bonds paid by Bond Insurer; Appointment of Bond Insurer as Agent; Recordation of Rights of Subrogation in Registration Books.

           (a) Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Series I Bonds shall be paid by the Bond Insurer pursuant to the Bond Insurance Policy, the Series I Bonds (i) shall continue to be outstanding within the meaning of the Indenture for all purposes; (ii) shall not be considered defeased, otherwise satisfied or paid by the Authority; and (iii) the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Authority and the Company to the registered owners shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of such registered owners to the extent of each such payment.

           (b) If and to the extent there is a deficiency in amounts required to pay interest on the Series I Bonds, the Trustee shall (i) execute and deliver to State Street Bank and Trust Company, N.A., or its successors under the Bond Insurance Policy (the "Insurance Paying Agent"), in form satisfactory to the Insurance Paying Agent, an instrument appointing the Bond Insurer as agent for holders of the Series I Bonds ("Holders") in any legal proceeding related to the payment of such interest and an assignment to the Bond Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer;
(ii) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned; and
(iii) disburse the same to such respective Holders; and

           (c) If and to the extent there is a deficiency in amounts required to pay principal of the Series I Bonds, the Trustee shall (i) execute and deliver to the Insurance Paying Agent in form satisfactory to the Insurance Paying Agent an instrument appointing the Bond Insurer as agent for such Holder in any legal proceeding relating to the payment of such principal and an assignment to the Bond Insurer of any of the Series I Bonds surrendered to the Insurance Paying Agent of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received); (ii) receive as designee of the respective Holders (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment therefor from the Insurance Paying Agent; and (iii) disburse the same to such Holders.

           (d) To assist the Trustee in allocating available moneys held under the Indenture, (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books of the Authority maintained by the Trustee upon receipt from the Bond Insurer of proof of the payment of interest thereon to the registered owners of the Series I Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books of the Authority maintained by the Trustee upon surrender of the Series I Bonds by the registered owners thereof together with proof of the payment of principal thereof.

           (e) To the extent the Bond Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Series I Bonds, the Bond Insurer will be subrogated to the rights of such Holders to receive the amount of such principal and interest from the Authority, with interest thereon as provided and solely from the sources stated in this Indenture and the Series I Bonds; and

           (f) The Authority and the Trustee will pay to the Bond Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the Indenture and the Series I Bonds, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Series I Bonds to Holders, and will otherwise treat the Bond Insurer as the owner of such rights to the amount of such principal and interest.

      For purposes of this Article the following terms shall have the following meanings:

      "Bond Insurance Policy" shall mean the financial guaranty insurance policy issued by the Bond Insurer that guarantees payment of principal of and interest on the Series I Bonds.

      "Bond Insurer" shall mean MBIA Insurance Corporation, a New York-domiciled stock insurance company.

      "Business Day" shall mean any day of the week other than Saturday, Sunday or a day which shall be, in the Commonwealth of Virginia, the State of New York or in the jurisdiction in which the principal office of the Trustee is located, a legal holiday or a day on which banking corporations are authorized or obligated by law or executive order to close.

      "Immediate Notice" shall mean telephonic or telegraphic notice, promptly followed by written notice by registered or certified mail to such address as the addressee shall have directed in writing; provided, however, that telephonic or telegraphic notice shall be effective notwithstanding any failure to receive such written notice.

      "Insurance Trustee" shall mean State Street Bank and Trust Company, N.A., or its successor, as Insurance Trustee under the Bond Insurance Policy.

      "Rating Agency" shall mean Moody's or Standard & Poor's or both or, if either such credit rating agency is no longer issuing applicable credit ratings, any other nationally recognized rating agency designated by the Authority with the approval of the Trustee.

      "Responsible Officer" shall mean an officer of the Trustee assigned to the Trustee's corporate trust department, including, without limitation, any Vice President, any Assistant Vice President, any Trust Officer, or any other officer performing functions similar to those performed by the persons who at the time shall be such officers and also means any other officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.


                                   ARTICLE VI
                                  Miscellaneous

      Section 6.01. Authority of Officers and Agents. The officers and agents of the Authority shall do all acts and things required of them by this Eighth Supplemental Indenture, the Indenture and the Series I Bonds for the complete and punctual performance of all covenants and agreements contained herein and therein.

      Section 6.02. Successors and Assigns. This Eighth Supplemental Indenture shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 6.03. Applicable Law. This Eighth Supplemental Indenture shall be governed by the applicable laws of the Commonwealth of Virginia.

      Section 6.04. Counterparts. This Eighth Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the Authority and the Trustee have caused this Eighth Supplemental Indenture to be executed in their respective corporate names, all as of the date first above written.


                               INDUSTRIAL DEVELOPMENT AUTHORITY
                                OF RUSSELL COUNTY

                               By____________________________
                                           Chairman



                               FIRST UNION NATIONAL BANK,
                                                    as Trustee

                               By____________________________
                                    Vice President




                                                                   Exhibit D-12



                             Before the

                    STATE CORPORATION COMMISSION


           APPLICATION

                Of                         Case No. PUF

      APPALACHIAN POWER COMPANY


                     APPLICATION UNDER TITLE 56,
                 CHAPTER 3, OF THE CODE OF VIRGINIA


      APPALACHIAN POWER COMPANY, a corporation duly organized under the laws of the Commonwealth of Virginia (hereinafter referred to as "Appalachian"), respectfully shows:
      1. Appalachian is a public service corporation organized in Virginia as a public utility, subject to regulation, inter alia, as to rates, service and security issues by this Commission and doing business under the laws of the
Commonwealth of Virginia and duly qualified to transact a public utility business in the State of West Virginia.
      2. Appalachian proposes to issue and sell, from time to time through December 31, 2000, secured or unsecured promissory notes ("Notes") in the aggregate principal amount of up to $400,000,000. The Notes may be issued in the form of either First Mortgage Bonds, Senior or Subordinated Debentures (including Junior Subordinated Debentures) or other unsecured promissory notes.
           The Notes will mature in not less than one year and not more than 50 years. The interest rate of the Notes may be fixed or variable and will be sold by (i) competitive bidding; (ii) through negotiation with underwriters or agents; or (iii) by direct placement with a commercial bank or other institutional investor. Any fixed rate Note will be sold by Appalachian at a yield to maturity which shall not exceed by more than 300 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing. The initial interest rate on any variable rate Note will not exceed 10% per annum. Appalachian will agree to specific redemption provisions, if any, including redemption premiums, at the time of the pricing. If it is deemed advisable, the Notes may be provided some form of credit enhancement, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond. In connection with the sale of unsecured Notes, Appalachian may agree to restrictive covenants which would prohibit it from, among other things: (i) creating or permitting to exist any liens on its property, with certain stated exceptions; (ii) creating indebtedness except as specified therein; (iii) failing to maintain a specified financial condition;
(iv) entering into certain mergers, consolidations and dispositions of assets; and (v) permitting certain events to occur in connection with pension plans. In addition, Appalachian may permit the holder of the Notes to require Appalachian to prepay them after certain specified events, including an ownership change.
           Appalachian may have the right to defer payment of interest on the Junior Subordinated Debentures for up to five years. However, Appalachian may not declare and pay dividends on its outstanding stock if payments under the Junior Subordinated Debentures are deferred. The payment of principal, premium and interest on Junior Subordinated Debentures will be subordinated in right of payment to the prior payment in full of senior indebtedness.
           The First Mortgage Bonds will be issued under and secured by the Mortgage and Deed of Trust, dated as of December 1, 1940, made by Appalachian to Bankers Trust Company and R. Gregory Page, as Trustees, as previously supplemented and amended (on file in Cases No. 7118, 9022, 9947, 10555, 11183, 11908, 13367, 13857, 15683, S-270, S-352, A-28, A-42, A-118, A-147, A-209,
A-254, A-297, A-394, A-397, A-444, A-483, A-513, A-614, A-739, A-753, PUA800002,
PUA800065,  PUA820008,  PUA830066,  PUA860088,  PUA870041, PUA890040, PUF910025,
PUF910047,  PUF920035,  PUF930038,  PUF930035,  PUF940002, PUF950018, PUF960032,
PUF970035 and PUF 980032), and as to be further supplemented and amended by one or more Supplemental Indentures. A copy of the most recent Supplemental Indenture for First Mortgage Bonds utilized by Appalachian is attached as Exhibit A. It is proposed that a similar form of Supplemental Indenture be used for one or more series of the First Mortgage Bonds (except for provisions such as interest rate, maturity, redemption terms and certain administrative matters).
           The Junior Subordinated Debentures will be issued under an Indenture, dated as of September 1, 1996, (on file in Case No. PUF980032), as previously supplemented and amended, and as to be further supplemented and amended by one or more Supplemental Indentures. A copy of the most recent Supplemental Indenture for Junior Subordinated Debentures utilized by Appalachian is attached as Exhibit B. It is proposed that a similar form of Supplemental Indenture be used for one or more series of the Junior Subordinated Debentures (except for provisions such as interest rate, maturity, redemption terms and certain administrative matters).
           The unsecured Notes (other than Junior Subordinated Debentures) will be issued under an Indenture dated as of January 1, 1998, (on file in Case No. PUF980032), as previously supplemented and amended, and as to be further supplemented and amended by one or more Supplemental Indentures or Company Orders. A copy of the most recent Company Order utilized by Appalachian are attached hereto as Exhibit C. It is proposed that a similar form of Company Order or a Supplemental Indenture be used for one or more series of the unsecured Notes other than Junior Subordinated Debentures (except for provisions such as interest rate, maturity, redemption terms and certain administrative matters).
      3. Appalachian may enter into, from time to time through December 31, 2000, one or more interest rate hedging arrangements, including, but not limited to, a treasury lock agreement, treasury put option or interest rate collar agreement ("Treasury Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Notes. Each Treasury Hedge Agreement will correspond to one or more Notes that Appalachian will issue pursuant to this Application, accordingly, the aggregate corresponding principal amounts of all Treasury Hedge Agreements cannot exceed $400,000,000. The term of any Treasury Hedge Agreement may not exceed 90 days.
                                     * * *
      4. Any proceeds realized from the sale of the Notes, together with any other funds which may become available to Appalachian, will be used to redeem directly or indirectly long-term debt, to refund directly or indirectly preferred stock, to repay short-term debt at or prior to maturity, to reimburse Appalachian's treasury for expenditures incurred in connection with its construction program and for other corporate purposes. Appalachian's First Mortgage Bonds, 7.80% Series due 2023 ($30,237,000 principal amount outstanding) may be redeemed at a regular redemption price of 105.46% (105.07% at May 1,
2000) of the principal amount thereof; the First Mortgage Bonds, 7.38% Series due 2002 ($50,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 100.00% of the principal amount thereof; the First Mortgage Bonds, 7.15% Series due 2023 ($20,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 105.37% (105.10% at November 1, 2000) of the principal amount thereof; the First Mortgage Bonds, 6.85% Series due 2003 ($30,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 100.98% (100.00% at June 1, 2000) of the principal amount thereof; and the First Mortgage Bonds, 6.65% Series due 2003 ($40,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 100.95% (100.00% at May 1, 2000) of the principal amount thereof. The redemptions will occur if Appalachian considers that the payment of the premiums of 5.46%, 5.37%, 0.98% and 0.95%, respectively, is prudent in light of the substantial amounts of interest expense that could be saved by early redemption of one or all of these series. In addition, Appalachian estimates that approximately $245,000,000 (exclusive of allowance for funds used during construction) will be expended in 2000 in connection with its construction program.
           Appalachian may purchase the series of first mortgage bonds referred to herein or any other series or any series of preferred stock through tender offer, negotiated, open market or other form of purchase or otherwise by means other than redemption, if they can be refunded at a lower effective cost.
           The tender offers will occur if Appalachian considers that the payment of the necessary premium is prudent in light of the substantial amounts of interest expense that could be saved by early redemption of any of these series.
                                     * * *
      5. On June 6, 1978, Appalachian filed an Application with this Commission in Case No. A-667 seeking the requisite authorization with respect to certain transactions relating to the financing of certain pollution abatement or control and related facilities at Units 1 and 3 of its Philip Sporn Plant (the "Sporn Plant") in Mason County, West Virginia and certain air and water pollution abatement or control facilities at its Mountaineer Plant (the "Mountaineer Plant") under construction in Mason County, West Virginia (all such pollution abatement or control and related facilities being collectively referred to in Paragraphs 5 through 22 of this Application as the "Project"), including (i) the transfer by Appalachian of such pollution abatement or control facilities, to the extent already constructed and then in place at the Sporn and Mountaineer Plant sites, to Mason County, West Virginia, acting by and through its Commission (hereinafter referred to as "Mason County") and the reacquisition by Appalachian of the Project from Mason County, pursuant to an Agreement of Sale with Mason County, dated as of July 1, 1978 (the "Agreement"); and (ii) the issuance by Mason County of an initial series of its pollution control revenue bonds (the "Series A Bonds") under an Indenture of Trust, dated as of July 1, 1978 (the "Indenture"), between Mason County and The Bank of New York, successor to One Valley Bank, N.A. (formerly, Kanawha Valley Bank, N.A.), as Trustee (the "Trustee"). On June 23, 1978, this Commission issued an Order granting
Appalachian authority to provide financing for the Project through the sale of up to $60,000,000 principal amount of the Series A Bonds. On July 31, 1978, Mason County issued and sold $40,000,000 principal amount of Series A Bonds and deposited the amount realized from such sale with the Trustee in the Construction Fund (as defined in the Indenture) in order to provide monies to reimburse Appalachian for a portion of the amounts it had expended to pay the Cost of Construction (as defined in the Agreement) of the Project, and the disposition and reacquisition described above were effectuated.
      6. On May 25, 1979, Appalachian filed an Application with this Commission in Case No. A-749 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $70,000,000 (the "Series B Bonds") in order to provide additional funds for the payment of the Cost of Construction of the Project. On June 8, 1979, this Commission issued an Order granting Appalachian authority to provide additional financing for the Project through the sale of up to $50,000,000 principal amount of Series B Bonds. On June 15, 1979, Mason County issued and sold $50,000,000 principal amount of Series B Bonds and the proceeds of the sale of the Series B Bonds were deposited by Mason County with the Trustee in the Construction Fund and applied to the payment of the Cost of Construction of the Project, which included reimbursement to
Appalachian for amounts it had previously expended to pay the Cost of Construction.
      7. On December 31, 1980, Appalachian filed an Application with this Commission in Case No. PUA810002 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $40,000,000 (the "Series C Bonds") in order to provide additional funds for the payment of the Cost of Construction of the Project. On January 28, 1981, this Commission issued an Order granting Appalachian authority to provide additional financing for the Project through the sale of up to $40,000,000 principal amount of Series C Bonds. On February 25, 1981, Mason County issued and sold $40,000,000 principal amount of Series C Bonds and the proceeds of the sale of the Series C Bonds were deposited by Mason County with the Trustee in the Construction Fund and applied to the payment of the Cost of Construction of the Project, which included reimbursement to Appalachian for amounts it had previously expended to pay the Cost of Construction.
      8. On January 30, 1984, Mason County issued and sold $30,000,000 principal amount of an additional series of pollution control revenue bonds (the "Series D Bonds"). The proceeds of the sale of the Series D Bonds were deposited by Mason County with the Trustee in the Bond Fund (as defined in the Indenture) and applied to the payment of the principal of the $30,000,000 of Series C Bonds which matured by their terms on February 1, 1984. The obligations of Appalachian under the Agreement with respect to the issuance and sale of the Series D Bonds did not require authorization of this Commission under the provisions of Section 56-65.1 of the Code of Virginia, as amended.
      9. On April 10, 1984, Mason County issued and sold $30,000,000 principal amount of an additional series of pollution control revenue bonds (the "Series E Bonds"). The proceeds of the sale of the Series E Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem the principal of the $30,000,000 of Series D Bonds on April 30, 1984. The obligations of Appalachian under the Agreement with respect to the issuance and sale of the Series E Bonds did not require authorization of this Commission under the provisions  of  Section  56-65.1  of the  Code  of  Virginia,  as  amended,  and accordingly, Appalachian's Application covering the Series E Bonds (Case No. PUA840007) was withdrawn and the proceeding dismissed by this Commission on March 22, 1984.
      10. On January 24, 1985, Appalachian filed an Application with this Commission in Case No. PUA850001 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $30,000,000 (the "Series F Bonds") in order to redeem at maturity the principal of $30,000,000 of Series E Bonds. On February 15, 1985, this Commission issued an Order granting Appalachian authority to issue the Series F Bonds for the purpose of effecting the redemption at maturity of the Series E Bonds. On March 19, 1985, Mason County issued and sold $30,000,000 principal amount of the Series F Bonds and the proceeds of the sale of the Series F Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem at maturity the principal of $30,000,000 of Series E Bonds on April 1, 1985.
      11. On November 22, 1989, Appalachian filed an Application with this Commission in Case No. PUA890053 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $30,000,000 (the "Series G Bonds") in order to redeem at maturity the principal of $30,000,000 of Series F Bonds. On December 29, 1989, this Commission issued an Order granting Appalachian authority to issue the Series G Bonds for the purpose of effecting the redemption prior to maturity of the Series F Bonds. On January 17, 1990, Mason County issued and sold $30,000,000 principal amount of the Series G Bonds and the proceeds of the sale of the Series G Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $30,000,000 of Series F Bonds on March 1, 1990.
      12. On August 10, 1990, Appalachian filed an Application with this Commission in Case No. PUF900001 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $10,000,000 (the "Series H Bonds") in order to redeem prior to maturity the principal of $10,000,000 of Series C Bonds. On September 18, 1990, this Commission issued an Order granting Appalachian authority to issue the Series H Bonds for the purpose of effecting the redemption prior to maturity of the Series C Bonds. On November 8, 1990, Mason County issued and sold $10,000,000 principal amount of the Series H Bonds and the proceeds of the sale of the Series H Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $10,000,000 of Series C Bonds on February 1, 1991.
      13. On April 17, 1992, Appalachian filed an Application with this Commission in Case No. PUF920019 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $40,000,000 (the "Series I Bonds") in order to redeem prior to maturity the principal of $40,000,000 of Series A Bonds. On May 8, 1992, this Commission issued an Order granting Appalachian authority to issue the Series I Bonds for the purpose of effecting the redemption prior to maturity of the Series A Bonds. On June 4, 1992, Mason County issued and sold $40,000,000 principal amount of the Series I Bonds and the proceeds of the sale of the Series I Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $40,000,000 of Series A Bonds on August 1, 1992.
      14. On August 19, 1992, Appalachian filed an Application with this Commission in Case No. PUF920035 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $50,000,000 (the "Series J Bonds") in order to redeem prior to maturity the principal of $50,000,000 of Series B Bonds. On September 10, 1992, this Commission issued an Order granting Appalachian authority to issue the Series J Bonds for the purpose of effecting the redemption prior to maturity of the Series B Bonds. On October 29, 1992, Mason County issued and sold $50,000,000 principal amount of the Series J Bonds and the proceeds of the sale of the Series J Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $50,000,000 of Series B Bonds on December 1, 1992.
      15. On December 3, 1998, Appalachian filed an Application with this Commission in Case No. PUF980032 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $30,000,000 (the "Series K Bonds") in order to redeem prior to maturity the principal of $30,000,000 of Series G Bonds. On January 25, 1999, this Commission issued an Order granting Appalachian authority to issue the Series K Bonds for the purpose of effecting the redemption prior to maturity of the Series G Bonds. Appalachian proposes that the authority to issue the Series K Bonds set forth in the January 25, 1999 Order of this Commission in Case No. PUF980032 be extended to December 31, 2000, subject to all the terms and conditions delineated in such Order.
      16. Appalachian intends to inform Mason County that pursuant to the Agreement it will request Mason County to issue and sell additional pollution control revenue bonds in an aggregate principal amount of up to $10,000,000 (the "Series L Bonds") in order to provide funds for the payment of the $10,000,000 aggregate principal amount of the Series H Bonds on their redemption date of November 1, 2000. It is contemplated that the Series L Bonds will be issued pursuant to the Indenture as supplemented and amended and to be supplemented by an Eleventh Supplemental Indenture in substantially the form filed herewith as Exhibit D, which will provide that the proceeds of the sale of the Series L Bonds will be deposited by Mason County with the Trustee in the Bond Fund and applied to payment of the $10,000,000 aggregate principal amount of the Series H Bonds.
      17. It is contemplated that the Series L Bonds will be sold pursuant to arrangements with a group of underwriters. While Appalachian will not be a party to the underwriting arrangements for the Series L Bonds, the Agreement provides that the Series L Bonds shall have such terms as shall be specified by Appalachian. If it is deemed advisable, the final form of the Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all the Series L Bonds issued could be retired annually. In addition, the Series L Bonds may not, if it is deemed advisable, be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series L Bonds may be provided some form of credit enhancement, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond.
      18. Appalachian understands that the Series L Bonds can be issued under circumstances that the interest on such Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Bond during a period in which it is held by a person who is a substantial user of the Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 1-1/2% to 2-1/2% or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.
      19. The Agreement provides that each installment of the purchase price for the Project payable by Appalachian will be in such an amount (together with other moneys held by the Trustee under the Indenture for that purpose) as will enable payment, when due, of (i) the interest on all Series L Bonds and any additional bonds and refunding bonds issued under the Indenture; (ii) the stated maturities of the principal of all Series L Bonds and any additional bonds and refunding bonds issued under the Indenture; and (iii) amounts, including any accrued interest, payable in connection with any mandatory redemption of all Series L Bonds and any additional bonds or refunding bonds issued under the Indenture. The Agreement also obligates Appalachian to pay the fees and charges of the Trustee, as well as certain administrative expenses of Mason County. Appalachian will not agree, without further Order of this Commission, to the issuance of any Series L Bond if (i) the stated maturity of any such Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any Series L Bond shall exceed 8% per annum or the initial rate of interest to be borne by any fluctuating rate Series L Bond shall exceed 8%; (iii) if the discount from the initial public offering price of any such Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Bond shall be less than 95% of the principal amount thereof.
      20.  Since  Appalachian  believes  that  every  effort  should  be made to minimize, to the extent possible, carrying costs of facilities employed by Appalachian in the rendition of utility services and the issuer will apply the funds derived from the issuance of the Series L Bonds to the payment of $10,000,000 aggregate principal amount of Series H Bonds on their November 1, 2000 redemption date, Appalachian believes that the public interest will be served by the issuance of the Series L Bonds by reducing the interest rates on such Bonds.
      21. Appalachian believes that the consummation of the transaction herein proposed will be in the best interests of Appalachian's consumers and investors and consistent with sound and prudent financial policy. Appalachian also believes that although, in Appalachian's view, the contractual obligations of Appalachian under the Agreement are not subject to the provisions of Chapter 3 of Title 56 of the Code of Virginia, as amended, if this Commission issues the Order requested hereby, Appalachian will have received all necessary authorization from this Commission which may be necessary or appropriate under the laws of the Commonwealth of Virginia in respect of the transaction described herein.
      22.  Because  the  proceeds  from the sale of the  Series L Bonds  will be deposited in the Bond Fund and will be applied to the payment of $10,000,000 aggregate principal amount of the Series H Bonds on their November 1, 2000 redemption date, none of the proceeds of the sale of the Series L Bonds will be received by Appalachian.
      23. Appalachian may enter into one or more interest rate hedging arrangements, including, but not limited to, a treasury lock agreement, treasury put option or interest rate collar agreement ("Mason County Treasury Hedge Agreements") to protect against future interest rate movements in connection with the issuance of the Series L Bonds, and, if necessary, the Series K Bonds. Accordingly, the corresponding principal amount of the Mason County Treasury Hedge Agreement cannot exceed $40,000,000. The term of the Mason County Treasury Hedge Agreement may not exceed 90 days.
                                     * * *
      24. On November 14, 1974, Appalachian filed an Application in Case No. A-364 with this Commission requesting that this Commission issue an Order authorizing the transfer by Appalachian of certain pollution control facilities at its Glen Lyn and Clinch River plants (the "Russell Project") to the Industrial Development Authority of Russell County, Virginia (the "Authority"), and the acquisition by Appalachian of the Russell Project from the Authority, all pursuant to an installment sale agreement between Appalachian and the Authority (the "Russell Agreement"). On November 25, 1974 and December 26, 1974, this Commission issued Orders authorizing Appalachian to proceed with the transactions described in the Order of December 26, 1974. On December 30, 1974, the Authority issued $24,000,000 of pollution control revenue bonds, Series A (the "Series A Bonds"), and deposited the amount realized from such sale in the Construction Fund (as defined in the Indenture of Trust, dated as of December 1, 1974 (the "Russell County Indenture") between the Authority and The First National Exchange Bank of Virginia (later succeeded by Dominion Trust Company), as Trustee (the "Trustee"), in order to provide monies to reimburse Appalachian for a portion of the amounts it had expended to pay the Cost of Construction (as defined in the Russell Agreement) of the Russell Project. The Series A Bonds included $10,500,000 principal amount of Series A Bonds which, by their terms, matured on December 1, 1979 (the "Maturing Series A Bonds"). The Series A Bonds also included (i) $1,000,000 principal amount of 8-3/4% Series A Bonds which, by their terms, matured on December 1, 1989; (ii) $1,000,000 principal amount of 9-1/8% Series A Bonds which, by their terms, matured on December 1, 1994; and
(iii) $11,500,000 principal amount of 9-3/8% Series A Bonds which, by their terms, mature on December 1, 2000 (such Series A Bonds being hereafter collectively referred to as the "Refundable Series A Bonds"). On December 30, 1974, the transfer of the Existing Facilities by Appalachian from the Authority was effected.
      25. On November 28,  1975,  in  connection  with the issue and sale by the
Authority of additional pollution control revenue bonds, Series B, in the aggregate principal amount of $17,000,000 (the "Series B Bonds") to provide additional funds for the payment of the Cost of Construction of the Russell Project, Appalachian filed an Amendment to the Application with this Commission requesting that a supplemental Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Amendment. On December 12, 1975, this Commission issued an Order of Amendment authorizing Appalachian to proceed and take all necessary action to effect the transactions as set forth in the Amendment. On December 30, 1975, the Authority issued the Series B Bonds and deposited the amount realized from such sale in the Construction Fund in order to provide additional monies to pay the Cost of Construction of the Russell Project. The Series B Bonds included $6,000,000 principal amount of Series B Bonds which, by their terms, matured on December 1, 1980 (the "Maturing Series B Bonds"). The Series B Bonds also included $6,000,000 principal amount of 10% Series B Bonds which, by their terms, mature on December 1, 2000 (the "Refundable Series B Bonds").
      26. On October 16, 1979, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $11,000,000 (the "Series C Bonds") to provide principal and interest payments required for the refunding of the Maturing Series A Bonds, Appalachian filed an Application with this Commission in Case No. A-772 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On November 1, 1979, this Commission issued an Order in Case No. A-772 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On November 15, 1979, the Authority issued the Series C Bonds and deposited the net proceeds in the Bond Fund (as defined in the Russell County Indenture), which proceeds were applied to the payment of the principal of, and interest on, the $10,500,000 aggregate principal amount of Maturing Series A Bonds.
      27. On November 25, 1980, the Authority issued and sold pollution control revenue bonds in the aggregate principal amount of $6,240,000 (the "Series D Bonds") and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $6,000,000 aggregate principal amount of Maturing Series B Bonds. The obligations of Appalachian under the Russell Agreement with respect to the issuance and sale of the Series D Bonds did not require authorization of this Commission under the provisions of Section 56-65.1 of the Code of Virginia, as amended.
      28. On October 24, 1980, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $6,500,000 (the "Series E Bonds") to provide principal and interest payments required for the refunding of the Series D Bonds, Appalachian filed an Application with this Commission in Case No. PUA800076 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On November 20, 1980, this Commission issued an Order in Case No. PUA800076 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On February 25, 1981, the Authority issued the Series E Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $6,240,000 aggregate principal amount of Series D Bonds.
     29. On July 15, 1988, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $19,500,000 (the "Series F Bonds") to provide principal and interest payments required for the refunding of the Series A and B Bonds, Appalachian filed an Application with this Commission in Case No. PUA880041 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On September 8, 1988, this Commission issued an Order in Case No. PUA880041 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On November 10, 1988, the Authority issued the Series F Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $19,500,000 aggregate principal amount of Series A and B Bonds.
     30. On August 10, 1990, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $17,500,000 (the "Series G Bonds") to provide principal and interest payments required for the refunding of the Series C and E Bonds, Appalachian filed an Application with this Commission in Case No. PUA900001 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On September 18, 1990, this Commission issued an Order in Case No. PUA900001 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On November 8, 1990, the Authority issued the Series G Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $17,500,000 aggregate principal amount of Series C and E Bonds.
      31. On November 6, 1997, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $19,500,000 (the "Series H Bonds") to provide principal and interest payments required for the refunding of the Series F Bonds, Appalachian filed an Application with this Commission in Case No. PUF970035 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On November 26, 1997, this Commission issued an Order in Case No. PUF970035 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On October 22, 1998, the Authority issued the Series H Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $19,500,000 aggregate principal amount of Series F Bonds.
      32. Pursuant to the Russell Agreement, Appalachian will request the Authority to issue and sell additional pollution control revenue bonds in an aggregate principal amount of up to $17,500,000 (the "Series I Bonds") in order to provide funds for the payment of up to $17,500,000 aggregate principal amount of the Series G Bonds on or prior to their stated maturity. It is contemplated that the Series I Bonds will be issued pursuant to the Russell County Indenture as supplemented and amended and to be supplemented by an Eighth Supplemental Indenture in substantially the form filed herewith as Exhibit E, which will provide that the proceeds of the sale of the Series I Bonds will be deposited by the Authority with the Trustee in the Bond Fund and applied to payment of up to $17,500,000 aggregate principal amount of the Series G Bonds.
     33. It is contemplated that the Series I Bonds will be sold pursuant to arrangements with a group of underwriters. While Appalachian will not be a party to the underwriting arrangements for the Series I Bonds, the Russell Agreement provides that the Series I Bonds shall have such terms as shall be specified by Appalachian. If it is deemed advisable, the final form of the Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all the Series I Bonds issued could be retired annually. In addition, the Series I Bonds may not, if it is deemed advisable, be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series I Bonds may be provided some form of credit, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond.
      34. Appalachian understands that the Series I Bonds can be issued under circumstances that the interest on such Series I Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Bond during a period in which it is held by a person who is a substantial user of the Russell Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 1-1/2% to 2-1/2% or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.
      35. The Russell Agreement provides that each installment of the purchase price for the Russell Project payable by Appalachian will be in such an amount (together with other moneys held by the Trustee under the Indenture for that purpose) as will enable payment, when due, of (i) the interest on all Series I Bonds and any additional bonds and refunding bonds issued under the Indenture;
(ii) the stated maturities of the principal of all Series I Bonds and any additional bonds and refunding bonds issued under the Indenture; and (iii)
amounts, including any accrued interest, payable in connection with any mandatory redemption of all Series I Bonds and any additional bonds or refunding bonds issued under the Indenture. The Russell Agreement also obligates Appalachian to pay the fees and charges of the Trustee, as well as certain administrative expenses of the Authority. Appalachian will not agree, without further Order of this Commission, to the issuance of any Series I Bond if (i) the stated maturity of any such Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any such Series I Bonds shall exceed 8% or the initial rate of interest to be borne by any fluctuating rate Series I Bond shall exceed 8%; (iii) if the discount from the initial public offering price of any such Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Bond shall be less than 95% of the principal amount thereof.
      36.  Since  Appalachian  believes  that  every  effort  should  be made to minimize, to the extent possible, carrying costs of facilities employed by Appalachian in the rendition of utility services and the Authority will apply the funds derived from the issuance of the Series I Bonds to the payment of $17,500,000 aggregate principal amount of Series G Bonds on or prior to their stated maturity, Appalachian believes that the public interest will be served by the issuance of the Series I Bonds.
     37. Appalachian believes that the consummation of the transaction herein proposed will be in the best interests of Appalachian's consumers and investors and consistent with sound and prudent financial policy. Appalachian also believes that although its contractual obligations under the Russell Agreement are not subject to the provisions of Chapter 3 of Title 56 of the Code of Virginia, as amended, if this Commission issues the Order requested hereby, Appalachian will have received all necessary authorization from this Commission which may be necessary or appropriate under the laws of the Commonwealth of Virginia in respect of the transaction described herein.
     38. Because the proceeds from the sale of the Series I Bonds will be deposited in the Bond Fund and will be applied to the payment of $17,500,000 aggregate principal amount of the Series G Bonds on or prior to their stated maturity, none of the proceeds of the sale of the Series I Bonds will be received by Appalachian.
     39. Appalachian may enter into one interest rate hedging arrangements, including, but not limited to, a treasury lock agreement, treasury put option or interest rate collar agreement ("Series I Treasury Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Series I Bonds. Accordingly, the corresponding principal amount of the Series I Treasury Hedge Agreement cannot exceed $17,500,000. The term of the Series I Treasury Hedge Agreement may not exceed 90 days. * * *
      40. Balance Sheets and Statements of Income and Retained Earnings for the twelve months ended June 30, 1999 are attached hereto as Exhibit F.
      41. The issuance of the Notes, Series L, Series I, and if necessary, the Series K Bonds will be effected in compliance with all applicable indenture, charter and other standards relating to debt and equity securities and capitalization ratios of Appalachian.
      Appalachian, therefore, asks that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transactions herein proposed.
Dated: November 22, 1999

                               APPALACHIAN POWER COMPANY


                                By /s/ A. A. Pena
                                 Vice President


                         and By /s/ Thomas G. Berkemeyer
                               Assistant Secretary



Attorneys for Appalachian Power Company:


William E. Johnson, Esq.
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215



H. Allen Glover, Jr., Esq.
George J. A. Clemo, Esq.
Woods, Rogers & Hazlegrove
First Union Tower, Suite 1400
10 South Jefferson Street
Roanoke, Virginia 24011



STATE OF OHIO        )
                     )  ss:
COUNTY OF FRANKLIN   )


      Before me, Mary M. Soltesz, a Notary Public in and for the State and County aforesaid, this 22nd day of November, 1999, personally appeared A. A. Pena and Thomas G. Berkemeyer, to me known to be the persons whose names are signed to the foregoing Application, and after being first duly sworn made oath and said that they are Vice President and Assistant Secretary, respectively, of Appalachian Power Company, that they have read the Application and know the contents thereof, that the allegations therein are true and correct to the best of their knowledge, information and belief, and that they are duly authorized to make, verify and file the Application for Appalachian Power Company.
      Subscribed and sworn to before me this 22nd day of November, 1999.
                               /s/ Mary M. Soltesz
                               My Commission expires 7-13-04
                                  Notary Public




                                                                   Exhibit D-13



                            COMMONWEALTH OF VIRGINIA

                          STATE CORPORATION COMMISSION

                                                 AT RICHMOND, DECEMBER 17, 1999

APPLICATION OF

APPALACHIAN POWER COMPANY                 CASE NO. PUF 990035

For authority to issue debt securities

                            ORDER GRANTING AUTHORITY

      On November 23, 1999, Appalachian Power Company ("APCO", or "Applicant") filed an application for authority under Chapter 3 of Title 56 of the Code of Virginia to issue and sell long-term indebtedness through December 31, 2000. In addition, APCO requests authority to utilize interest rate risk management techniques by entering into certain interest rate hedging arrangements ("Treasury Hedge Agreements"). Applicant has paid the requisite fee of $250.
      Applicant requests authority to issue up to a maximum aggregate amount of $400,000,000 of secured or unsecured promissory notes, in the form of either first mortgage bonds, senior or subordinated debentures, including junior subordinated debentures, or other unsecured promissory notes ("Taxable Debt"). Applicant further proposes to issue up to $27,500,000 of pollution control revenue bonds ("Tax-Exempt Debt"), collectively, "Debt Securities"). Proceeds from issuances of the Debt Securities will be used to reimburse APCO's treasury for expenditures in connection with its construction program, to redeem outstanding securities prior to maturity, and for other proper corporate purposes. Applicant requests authority to refinance certain higher cost outstanding debt if market conditions are favorable. Applicant states that refinancing outstanding securities prior to maturity will only occur if interest savings will be realized. The Company is currently authorized to issue long-term debt for similar purposes in Case No. PUF980032 through December 31, 1999.
      Depending on capital market conditions at the time of issuance, Applicant proposes to issue the Debt Securities via competitive bidding, negotiated sale with underwriters or agents, or direct placement with a commercial bank or other institutional investor. The Debt Securities will be issued with maturities between nine months and fifty years. Applicant also states that the effective cost on any of the Debt Securities issued will not exceed 300 basis points above the comparable maturity U.S. Treasury securities at the time of issuance, excluding issuance costs.
      In conjunction with the issuance of the proposed Debt Securities, Applicant requests authority to enter into one or more interest rate risk management agreements to hedge the interest rates on the proposed financings. Proposed Treasury Hedge Agreements could include, but are not limited to, a treasury lock agreement, treasury put option, or interest rate collar agreement to protect against future interest rate movements in connection with the issuance on the Debt Securities. Each Treasury Hedge Agreement will correspond to one or more issuances of Debt Securities issued pursuant to this application. Accordingly, the aggregate corresponding principal amounts of all Treasury Hedge Agreements cannot exceed $427,500,000. The term of any Treasury Hedge Agreement cannot exceed 90 days.
      THE COMMISSION, upon consideration of the application and having been advised by its Staff, is of the opinion and finds that approval of the application will not be detrimental to the public interest. We will approve the application subject to the terms and conditions detailed herein. The Treasury Hedge Agreements proposed by Applicant are approved only as part of the issuance of Debt Securities in this proceeding. Such approval shall not, however, be deemed a general grant of authority to enter into interest rate swaps, caps, collars, treasury locks, or similar interest rate risk management techniques with banks or other financial institutions.1 Accordingly, IT IS ORDERED THAT:
      1) Applicant is authorized to issue and sell Taxable Debt securities up to an aggregate maximum amount of $400,000,000, from the period January 1, 2000, through December 31, 2000, all in a manner, under the terms and conditions, and for the purposes as set forth in the application, provided that any securities issued to refund outstanding debt prior to maturity result in cost savings to Applicant.
      2) Applicant is authorized to issue and sell Tax-Exempt Debt securities up to an aggregate maximum amount of $27,500,000, from January 1, 2000, through December 31, 2000, all in a manner, under the terms and conditions, and for the purposes as set forth in the application, provided that any securities issued to refund outstanding debt prior to maturity result in cost savings to Applicant.
      3) Within forty-five (45) days after each SEC filing pertaining to the securities in ordering paragraph (1), Applicant shall file a copy of the SEC registration statement, a copy of the prospectus filed with the SEC, and a list describing any other filings, contracts, or agreements in conjunction with the issuance, including a detailed description of any affiliation, direct or indirect, through directors, stockholders, or ownership of securities between Applicant and the agent.
      4) Applicant shall submit a preliminary report within seven (7) days after the issuance of any security pursuant to ordering paragraphs (1) and (2) which includes the date of issuance, type of security, amount, coupon interest rate, and yield on the comparable maturity U.S. Treasury security.
     5) Within sixty (60) days after the end of each calendar quarter in which any Debt Securities are issued pursuant to ordering paragraphs 1 and 2, Applicant shall file a more detailed report with respect to all securities sold during the calendar quarter including:
(a)             the issuance date, type,  amount,  coupon interest rate, date of
                maturity,   underwriters'   names,   underwriters'  fees,  other
                issuance expenses to date, and net proceeds to Applicant;
(b)             a copy of any terms or conditions not previously provided (e.g., conversion provisions, indenture amendments, charter amendments, etc.)  which  were  executed  for  the  purpose  of  issuing any security under ordering paragraphs (1) and (2);
(c)             the  cumulative  principal  amount  issued  under  the authority granted herein;
(d)             a general  statement of the  purposes  for which the  securities were issued,  and if the purpose is for the early  redemption of an outstanding  issue, a schedule showing any associated  losses on  reacquired  debt along with a  calculation  of the refunding issue's  effective  cost rate  after  inclusion  of any  related losses on  reacquired  debt,  and overall  cost savings from the refunding; and
(e)             a balance sheet of the respective quarter ended.
      6)  Approval of the application shall have no implications for ratemaking purposes.
      7) Applicant shall file a final Report of Action on or before March 31, 2001, showing actual expenses and fees paid to date for the proposed financing, and an explanation of any variance from the estimated expenses contained in the Financing Summary attached to the application.
      8) This matter shall be continued, subject to the continuing review, audit, and appropriate directive of this Commission.
      AN ATTESTED COPY hereof shall be sent to Applicant, to the attention of William E. Johnson, Attorney, 1 Riverside Plaza, Columbus, OH 43215; and to the Division of Economics and Finance of the Commission.
                                    A True Copy Tests
                                    /s/ Joel H. Peck
                                        Clerk of the
                               State Corporation Commission




                                                        Exhibit H-2



                      UNITED STATES OF AMERICA
                             before the
                 SECURITIES AND EXCHANGE COMMISSION


PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
Release No.         /October   , 2000


 . . . . . . . . . . . . . . . . . . . . .
                                          :
In the Matter of                          :
                                          :
                                          :
APPALACHIAN POWER COMPANY                 :
40 Franklin Road, S.W.                    :
Roanoke, Virginia 24011                   :
                                          :
(70-5503)                                 :
 . . . . . . . . . . . . . . . . . . . . .

NOTICE OF PROPOSED ISSUANCE OF REFUNDING BONDS BY COUNTY AUTHORITY IN CONNECTION WITH POLLUTION CONTROL FINANCING

NOTICE IS HEREBY GIVEN that Appalachian Power Company ("Appalachian"), an electric utility subsidiary of American Electric Power Company, Inc., a registered holding company, has filed with this Commission a post-effective amendment to its Application or Declaration previously filed and amended pursuant to the Public Utility Holding Company Act of 1935 (the "Act"), designating Sections 9(a), 10 and 12(d) of the Act and Rule 44(b)(3) promulgated thereunder as applicable to the proposed transaction. All interested persons are referred to the Application or Declaration, as amended by said post-effective amendments, which is summarized below, for a complete statement of the proposed transaction.

By Order dated December 10, 1974 (HCAR No. 18703), Appalachian was authorized to enter into an agreement of sale (the "Agreement") with the Industrial Development Authority of Russell County, Virginia (the "Authority") concerning the financing of pollution control facilities (the "Facilities") at Appalachian's Glen Lyn and Clinch River plants. Under the Agreement the Authority is to issue and sell its pollution control revenue bonds (the "Revenue Bonds"), in one or more series, the proceeds from which sales are to be deposited by the Authority with the trustee (the "Trustee") under the indenture (the "Indenture") entered into between the Authority and the Trustee pursuant to which Indenture the Revenue Bonds are issued and secured. The proceeds will then be applied to the payment of the costs of construction of the Facilities, originally estimated at $45,000,000, or, in the case of proceeds from the sale of refunding bonds, to the payment of principal, premium (if any) and/or interest on Revenue Bonds to be refunded. Appalachian conveyed an undivided interest in a portion of the Facilities to the Authority, which portion the Authority sold to Appalachian under an installment sales arrangement requiring Appalachian to pay as the purchase price semi-annual installments in such an amount (together with other monies held by the Trustee under the Indenture for that purpose) as to enable the Authority to pay, when due, the interest and principal on the Revenue Bonds. Jurisdiction was reserved in the Order of December 10, 1974, with respect to the payment of the purchase price of the Facilities by installment payments insofar as such payments were affected by the interest rate or rates of the Revenue Bonds to be issued and sold by the Authority.

By Orders dated December 27, 1974, December 17, 1975, November 14, 1979, November 21, 1980, February 20, 1981, October 31, 1988, October 16, 1990 and August 10, 1998 (HCAR Nos. 18736, 19303, 21295, 21802, 21924, 24737, 25169 and
26904), such jurisdiction was released concerning the sales of Revenue Bonds in the principal amounts of $24,000,000, $17,000,000, $11,000,000, $6,240,000,
$6,500,000,  $19,500,000,  $17,500,000 and  $19,500,000,  respectively,  as such sales affected the purchase price to Appalachian.

By post-effective amendment it is stated that the Authority now proposes to issue and sell a series of refunding bonds (the "Refunding Bonds") in the aggregate principal amount of $17,500,000, the net proceeds from the sale of which will be used to provide for the principal payment required for the refunding prior to their stated maturity of $17,500,000 principal amount of Revenue Bonds previously issued by the Authority. The Refunding Bonds will be issued under and secured by the Indenture and a eighth supplemental indenture, will bear interest semi-annually and will mature at a date or dates not more than thirty years from the date of issuance.

It is contemplated that the Refunding Bonds will be sold by the Authority pursuant to arrangements with a group of underwriters.

It is stated that the State Corporation Commission of Virginia has jurisdiction over the proposed transaction and that no other state commission and no federal commission, other than this Commission, has jurisdiction thereover.

The Application or Declaration and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by October __, 2000 to the Secretary, Securities and Exchange Commission, Washington, D.C. 20549, and serve a copy on the applicant or declarant at the address specified above. Proof of service (by affidavit or, in case of any attorney at law, by certificate) should be filed with the request. Any request for a hearing shall identify specifically the issues of fact or law that are disputed. A person who so requests will be notified of any hearing, if ordered, and will receive a copy of any notice or Order issued in this matter. After said date, the Application or Declaration, as filed or as it may be amended, may be permitted to become effective.

For the Commission, by the Office of Public Utility Regulation, pursuant to delegated authority.

                          Jonathan G. Katz
                          Secretary




1 We note that we held, in Case No. PUF970019, that interest rate swap agreements come within the purview of Chapter 3 of Title 56 of the Code of Virginia and, as such, require prior approval from the Commission.